Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Aspen Diversified Fund LLC (the “Fund”) on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on March 31, 2010 (the “Report”), I, Adam Langley, Senior Vice President & Chief Compliance Officer of Aspen Partners, Ltd, Managing Member of the Fund, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the forgoing Report on Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: March 31, 2010

/s/ Adam Langley
Adam Langley, Senior Vice President & Chief Compliance Officer
Aspen Partners, Ltd.
Managing Member of Aspen Diversified Fund LLC

Exhibit 32.2/font>